UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with Chief Executive Officer

On December 27, 2023, SurgePays, Inc. (the “Company”) and Mr. Kevin Brian Cox (the “Executive”) entered into an employment agreement (the “New Employment Agreement”), whereby the Company has extended the Executive’s term of employment through and including December 31, 2028 (the “Initial Term”) , and thereafter will automatically renew for successive consecutive one (1) year periods until either party sends written notice to the other party of such party’s desire to terminate the Agreement (the “Renewal Term”).

As compensation for his services, the Company shall pay the Executive a base salary of $750,000 per year, to be increased by three (3) percent each following year, and an annual cash bonus of $870,000. Beginning on March 1, 2024, and thereafter for a minimum of five (5) years, the Company shall grant the Executive 500,000 (Five Hundred Thousand) Restricted Shares (the “RSAs”) (the “RSA Grant”) pursuant to the SurgePays, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”), where each RSA Grant shall be fully vested upon grant. In addition to the RSA Grants, the Company shall make equity incentive grants (“Equity Incentive Grants”) to the Executive upon the Company’s completion of milestones as set forth in the New Employment Agreement, including achieving certain annual revenue, annual EBITDA, and Market Capitalization goals.

In the event the Executive’s employment with the Company shall terminate, unless by termination for cause, the Executive shall be entitled to (a) a severance payment equal to the greater of (i) two (2) years’ worth of the then-existing base salary and the prior year’s bonus, or (ii) the base salary payable through the remaining Initial Term, and (b) retain the benefits set forth in the New Employment Agreement for the remainder of the Initial Term or Renewal Term.

The employment agreement entered into by the Executive and the Company on May 13, 2022, was cancelled and superseded by the New Employment Agreement as of the effective date of the New Employment Agreement.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the New Employment Agreement, and such descriptions are qualified in their entirety by reference to the full text of the New Employment Agreement, which are filed as exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Form of Employment Agreement with Kevin Brian Cox
104	Cover Page Interactive Date (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: January 3, 2024	By:	/s/ Anthony Evers
Anthony Evers
Chief Financial Officer